EXHIBIT 99.1

4Front Ventures Announces Agreement to Issue Warrants to Lender in Connection with Amendment to Previously Entered Promissory Note Agreement

PHOENIX, Oct. 10, 2023 /CNW/ - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) ("4Front" or the "Company") announced today that it has agreed to issue 1,283,425 subordinate voting share purchase warrants (the "Warrants") pursuant to an amendment to a previously entered promissory note purchase agreement (the "Agreement"). Pursuant to the Agreement, the lender has agreed to extend the maturity date of its loan, which has a principal amount of US$2,000,000, with a payment of an extension fee of C$65,000, which is payable in Warrants.

Each Warrant will be exercisable at US$0.20 into one class A subordinate voting share of the Company for a period of four years. In accordance with the policies of the Canadian Securities Exchange, the issuance of Warrants will not occur prior to five business days from the date of this announcement.

About 4Front Ventures Corp.

4Front is a national, vertically integrated multi-state cannabis operator who owns or manages operations and facilities in strategic medical and adult-use cannabis markets, including California, Illinois, Massachusetts, Michigan, and Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1800 products, which are strategically distributed through its fully owned and operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit https://4frontventures.com/.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be considered forward-looking, such as statements containing the terms and conditions of the proposed Amendment, the entering into of definitive documentation and regulatory approval and other forward-looking information. Forward-looking statements are typically identified by words and phrases such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond 4Front's control. Therefore, you are cautioned against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including Canadian and U.S. federal securities laws, 4Front does not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

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SOURCE 4Front Ventures Corp.

View original content to download multimedia: http://www.newswire.ca/en/releases/archive/October2023/10/c2134.html

%CIK: 0001627883

For further information: 4Front Investor Contacts: Andrew Thut, Chief Investment Officer, IR@4frontventures.com, 602 633 3067; Courtney Van Alstyne, MATTIO Communications, courtney@mattio.com, 647 548 9032; 4Front Media Contacts: MATTIO Communications, 4front@mattio.com

CO: 4Front Ventures Corp.

CNW 08:00e 10-OCT-23